Exhibit 23(a)
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 26, 2001, included in TII Industries, Inc.'s Form 10-K for the fiscal year ended June 29, 2001, and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP


San Juan, Puerto Rico
September 26, 2001.